EX-10.1



                                Tenancy Agreement
                                     Between
                          CDL Land Pte. Ltd. (Landlord)
                                       And
                         SR Singapore Pte. Ltd. (Tenant)

SR Singapore Pte Ltd
51 Anson Road
#10-55 Anson Centre
Singapore 079904

Dear Sirs,

1 SHENTON WAY #22-06/09

    1. We refer to the Tenancy Agreement dated 29 day of July 1999 between CDL Land Pte Ltd (the Landlord) and SR Singapore Pte Ltd (the Tenant).

    2. We hereby confirm that the Landlord has agreed as an indulgence to the Tenant to grant to Tenant a rent-free period of their months in the months of August 2001 and August 2002.

Except for the above, all other terms and conditions as contained in the said Tenancy Agreement shall remain unchanged.

Dated this 29 day of July 1999.

Yours faithfully
CDL LAND PTE LTD
CHIA NGIANG HONG
Group General Manager
--------------------------------------------------------------------------------

ACCEPTANCE
I/We ____________________________for and on behalf of SR Singapore Pte Ltd hereby confirm our unconditional acceptance of the aforesaid variation to the Tenancy Agreement.

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SR Singapore Pte Ltd
No 1 Shenton Way #22-06/09
Singapore 068803

Dear Sirs

LEASE AGREEMENT
NO. 1 SHENTON WAY # 22-06/09

We enclose herewith original copy of the Lease Agreement duly stamped and dated together with side letter duly dated for your retention.

Kindly acknowledge receipt by signing and returning to the duplicate copy of this letter as soon as possible.

Yours faithfully,
CDL LAND PTE LTD


JEAN KOH
For Group General Manager

Enc.

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      THIS TENANCY AGREEMENT is made the 29 day of July One Thousand Nine
Hundred and Ninety (1999) between CDL LAND PTE LTD, a company incorporated in Singapore and having its office at No. 36 Robinson Road, #20-01 City House, Singapore 068877 (hereinafter called "the Landlord" which expression shall where the context so admits include the person, company or body for the; time being entitled to the reversion immediately expectant on the term hereby created) of the one part And SR SINGAPORE PTE LTD, a company incorporated in Singapore and having its registered office at 51 Anson Road #10-55 Anson Center Singapore 079904------------------------------(hereinafter called "the tenant" which expression shall where the context so admits include its successors and permitted assigns) of the other part.

      WITNESSETH as follows:

1. In consideration of the rents, service charges, and Tenant's covenants hereinafter reserved and contained, the Landlord HEREBY LETS unto the Tenant ALL that the premises more particularly described in the Schedule hereto) hereinafter referred to as "the Demised Premises") being part of the building known as "No. 1 Shenton Way, situated at No. 1 Shenton Way, Singapore 068803" (hereinafter referred to as "the Building") TOGETHER WITH (but to the exclusion of all other liberties, easements, rights or advantages):

       (a) The right for the Tenant and others duly authorized by the Tenant but Only so far as necessary and as the Landlord can lawfully grant the same of ingress to and egress from the Demised Premises in over and along with all of the usual entrances, landings, passenger lifts and passageways leading thereto in common with the Landlord and all others so authorized by the Landlord and all other persons entitled thereto;

       (b) the right for the Tenant and others duly authorized by the Tenant to the user of such toilet facilities in the Building as shall be designated from time to time in writing by the Landlord but such user shall be in common with the Landlord and all other so authorized by the Landlord and all other persons so entitled thereto;

       (c) the right for the Tenant and all others authorized by the Tenant to the use and benefit of the air-conditioning system installed in the Building in common and with the Landlord and all others so authorized by the Landlord and all other persons entitled thereto;

EXCEPTING AND RESERVING unto the Landlord the free and uninterrupted use of all water and other pipes, electric, telephone and other wires, conduits, flues and drains in through or under the Demised Premises TO HOLD the Demised Premises unto the Tenant for the term of Three (3) years from the 1st day of September 1999 (hereinafter referred to as the "said term") YIELDING AND PAYING THEREFOR unto the Landlord during the said term: -

      1.1 the monthly rent of Dollars Ten Thousand Four Hundred Sixty-Five Only ($10,465.00) ----------------------------------------------
           (hereinafter referred to as "the monthly rent")

      1.2 the monthly service charge of Dollars Four Thousand One Hundred Service Eighty-Six Only ($4,186.00)----------------------------
           (hereinafter referred to as "the monthly service charge")

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The said monthly rent and monthly service charge in respect of the Demised
Premises are payable in advance clear of all deductions on the first day of each and every month the first payment or apportioned payments thereof to be made on the 1st day of September 1999 and each subsequent payment to be made on the first day of every succeeding month.

All payments due and payable by the Tenant under this Agreement (including but not limited to rent and service charge payments) shall be deducted by the Landlord or its duly authorized agents, from the Tenant's giro account. The Tenant shall open the said giro account, prior to the execution of the Lease Agreement. The Tenant shall take all necessary steps to ensure at all times that the said giro account is fully maintained throughout the period of the Lease Term and undertakes to ensure that the said giro account shall have sufficient funds to facilitate the said deduction by the Landlord or its duly authorized agents. The Tenant shall further undertake to sign any documents to facilitate the opening and/or maintenance of the said giro account.

2. The service charge shall be calculated at the rate of 1.00 per square foot ($10.764 per sq. m.) per month on the area of the Demised Premises let to the Tenant during the term hereby created and shall be subject to the following provisions:

      2.1 The Landlord shall be entitled at any time and from time to time to increase the service charge by written notice in that behalf subject to the provisions hereinafter contained.

      2.2 If there is any increase in the Outgoings of the Building, the Tenant shall be liable to pay an additional service charge in each and every month representing the apportioned extra cost as is attributable to the Demised Premises. For the purpose of ascertaining the additional service charge payable. All increases in the Outgoings of the Building shall be apportioned in the Proportion by which the floor area of the Demised Premises bears to the total area of the rent able floor space in the Building including any floor Space occupied by the Landlord and a statement (hereinafter called "the Said Certificate") by the Landlord certifying the amount of the increase in Outgoings of the Building on a per square foot basis (or its metric equivalent). And the effective date of such increase (accompanied by a certificate from a Firm of auditors appointed by the Landlord verifying the said Certificate) shall be accepted by the Tenant as conclusive and binding of the matters so certified. The said Certificate shall be in the form annexed to this Agreement as the Landlord may from time to time prescribe Annexed 1 or such other form as. The increase in service charge shall be chargeable and payable with effect from the date specified in the said Certificate as the effective date of the increase in Outgoings of the Building. If there shall be any additional service charge payable from a date prior to the issuance of the said Certificate the aggregate amount of such additional service charge shall be payable by the Tenant forthwith upon the issuance of the said Certificate shall be added to the prevailing service charge and such aggregate sum shall be and remain the service charge until further increased by the Landlord under this Clause 2.

      2.3 The term "Outgoings of the Building" where used in this Agreement Outgoings shall mean the total sum of all outgoings, costs and expenses of the Landlord assessed or assessable, charged or chargeable, paid or payable or otherwise incurred in respect of the Building (including in such term for the purposes of this Clause the curtilage of the Bu9ilding and all levels thereof including, but without limiting the generality of the foregoing, those levels below ground level whether used for the parking of motor vehicles or otherwise) and in the control, management, maintenance of the Building and in particular but without limiting the generality of the foregoing shall include:

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       2.3.1  All charges for and costs in relation to the supply of water and removal of all sewage waste and other garbage from the Building and the land on which the Building is erected;

       2.3.2 All amount payable in respect of insurances relating to the Building and the equipment and appliances therein including without limiting the generality of the foregoing fire and public liability insurance, theft/burglary insurance of Landlord's property in the Building, and Workmen's Compensation/Common Law Liability insurance for the personnel mentioned in Clause 2.3.4 hereof;

       2.3.3 All costs in relation to management, control and administration of the Building including the employment of security staff and attendants and the management fee payable from time to time by the Landlord to its management agents (if any) of the Building;

       2.3.4 The cost of uniforms, salaries, wages, bonuses, allowances and other emoluments, remuneration and benefits of all personnel (whether employed by the Landlord or its management agents) engaged in the operation and maintenance of the Building as well as payroll tax and Central Provident Fund and other statutory contributions or charges in respect thereof;

       2.3.5 The cost of operating and maintaining the Building and supplying all services from time to time provided by the Landlord for tenants and occupiers of the Building including without limiting the generality of the foregoing repairs and replacements, repainting and redecoration of the Building and the maintenance, repair and renovation of all lifts, air-conditioning plant, sanitary, plumbing and drainage equipment, fire-fighting equipment and other plant and equipment, fire-fighting equipment and other plant and equipment required in connection with any of such services;

       2.3.6 All charges (including surcharges and taxes thereon) for lighting, power, air-conditioning and ventilation incurred in connection with the Building including without limiting the generality of the foregoing the entrances, landings, lifts, lobbies, corridors, passages, car parks, stairways and water-closest and any other common areas and the landscaping thereof;

       2.3.7 The cost of the cleaning of the exterior of the Building (including all windows) and the common areas of the Building including without limiting the generality of the foregoing the entrances, landings, lifts, lobbies, corridors, passages, car parks, stairways and water-closets and any other common areas and the landscaping thereof;

       2.3.8 The expenses of the Landlord in supplying paper, soap and other toilet requisites in the water closets.

       2.3.9 A monthly contribution towards a sinking fund for the following items:

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              (a)    lifts;
              (b)    fire fighting systems;
              (c)    sanitary, plumbing and drainage equipment;
              (d)    transformer, switchboard and generator;
              (e) air-conditioning and mechanical ventilation the amount of such contribution to be determined by a professionally qualified appraiser.

3.     The Tenant hereby covenants with the Landlord as follows:

              3.3.1 One or before the execution of this Tenancy Agreement, there shall be paid by the Tenant to the Landlord a sum equal to the rent and service Charge in respect of the Demised Premises for a three (3) month period in cash by way of a deposit and such deposit shall be held by the Landlord to secure the due performance and observance by the Tenant of all and singular the several covenants conditions stipulations and agreements on the part of the Tenant contained herein and if the Tenant shall fail to perform and observe any of the said covenants stipulations and agreements then such part of the Tenant shall fail to perform and observe any of the said covenants and stipulations and agreements then such part of the said deposit as shall be necessary to remedy such failure to perform and observe shall be forfeited by the Landlord and applied thereto (without prejudice to the Landlord's right of action against the Tenant to the extent that the said deposit shall be insufficient for the purpose) but the Tenant shall not be entitled to deduct or set-off from any rental or service charge payments due hereunder all or any part of the deposit PROVIDED ALWAYS that if the Tenant shall duly perform and observe all of the said covenants, conditions, stipulations and agreements as aforesaid from the data hereof up to and including the date of expiration of the term to be created the Landlord shall within one (1) month after such expiration repay the said deposit to the Tenant free of interest and less any amounts forfeited as aforesaid. In the event that the service charge set out herein is increased from time to time in the manner provided in Clause 2 hereof the said deposit shall likewise be increased accordingly and the difference paid by the Tenant to the Landlord within seven (7) days after the date of the Landlord's written demand in that behalf further deposit the amount so forfeited.

              3.3.2 To pay the said monthly rent and the said service charge hereby Rent reserved on the days and in the manner aforesaid without any deduction, withholding, set off or demand whatsoever and so that there shall be no abatement of rent or serve charge by reason of any claim by the Tenant against the Landlord whether for non-performance or breach of the Landlord's obligation hereunder or otherwise.

                     3.3.2.1 The rent, service charge and other sums payable by the Tenant under this Lease (hereinafter collectively called "the Agreed Sum") shall, as between the Landlord and the Tenant, be exclusive of any applicable goods and services tax, imposition, duty and levy whatsoever (hereinafter collectively called "the Agreed Sum") shall, as between the Landlord and the Tenant, be exclusive of any applicable goods and services tax, imposition, duty and levy whatsoever (hereinafter collectively called "Taxes") which may from time to time be imposed or charged before, on or after the commencement of this Lease (including any subsequent revisions thereto) by any government, quasi-government, statutory, regulatory, revenue or tax authority (hereinafter called "the Authorities") on or calculated by reference to the amount of the Agreed Sum (or any part thereof) and the Tenant shall pay all such Taxes or reimburse the Landlord for the payment of such Taxes, as the case may be, in such manner and within such period as to comply or enable the Landlord to comply with any applicable orders or directives of the Authorities and the relevant laws and regulations.

                            If the Landlord or the Tenant (or any person on their behalf) is required by law to make any deduction or withholding or to make any payment, on account of such Taxes, from or calculated by reference to the Agreed Sum (or any part thereof):

                            (a) The Tenant shall pay, without requiring any notice from the Landlord all such Taxes for its own Account (if the liability to pay is imposed on the Tenant), or on behalf of and in the name of the Landlord to collect and to account for such Taxes, the Tenant shall pay such Taxes to the Landlord (which shall be in addition to the Tenant's liability to pay the Agreed Sum) on receipt of written notice from the Landlord; and

                            (b) the sum payable by the Tenant in respect of which the relevant deduction, withholding or payment is required on account of such Taxes, shall be increased to the extent necessary to ensure that after the making of the aforesaid deduction, withholding or payment, the Landlord or any person or persons to whom such sum is to be paid, receives on the due date and retains (free from any liability in respect of any such deduction, withholding or Taxes) a net sum equal to what would have been received and retained had no such deduction, withholding or payment been required or made. In addition and without prejudice to any rights, powers, or remedies of the Landlord, if the Tenant fails or delays in the payment and discharge of any such Taxes and the Landlord shall have duly paid such Taxes, then the Tenant shall pay interest thereon to the Landlord at the rate of twelve per cent (12%) per annum from the date of payment by the Landlord of such Taxes up to and including the date of receipt by the Landlord from the Tenant of payment of such Taxes.

                     3.3.2.2. The rights of the Landlord under this clause shall be in addition and without prejudice to any other rights or powers of the Landlord under any applicable order or directive of the Authorities of any relevant law or regulation, to recover from the Tenant the amount of such Taxes which may be or is to be paid or borne by the Landlord.

                     3.3.2.3. The Tenant shall indemnify and hold harmless the
                            Landlord from any losses, damages, claims, demands, proceedings, actions, costs, expenses, interests and penalties suffered or incurred by the Landlord arising from any claim, demand, proceeding or action that may be made or instituted by the Authorities in respect of such Taxes resulting from any failure or delay in the part of the Tenant in the payment and discharge of such Taxes.

              3.3.3 The Landlord shall pay the first assessment in respect of the Building. The Tenant shall pay for any increase (whether levied during or after the tenancy period) of property tax or other imposition of a like nature by whatever name called whether by way of an increase in the rate of tax or imposition or an increase in the annual value and shall pay any new imposition (including surcharge on property tax) by whatever name called which may hereafter be levied on or in respect of the Demised Premises relating to the tenancy period or any party thereof. In the event of the Demised Premises not being separately assessed but the Building being assessed as a whole then, for the purpose of ascertaining the additional or other amount payable by the Tenant under this Clause, any such increase in property tax or outgoing shall be apportioned and the Tenant shall pay such proportion thereof as the floor area of the Demised Premises bears to the total area of rent able floor space in the Building including any floor space occupied by the Landlord Provided that the obligations of the Tenant under this sub-clause shall not be extinguished by the determination of this tenancy whether by the efflux ion of time or otherwise until the said obligations hall have been fulfilled by the Tenant.

              3.3.4 To pay all charges including any taxes now or in the future imposed in respect of water, Electricity, and any other services supplied and metered separately to the Demised Premises which shall be consumed by the Tenant and charged by the Power Supply Ltd or other appropriate authority, and in the event of such water, electricity and other services not being supplied and metered separately to the Demised Premises to pay to the Landlord a proportionate part of the cost thereof, such cost to be calculated by the Landlord and notified to the Tenant by a statement in writing. In the event of the Power Supply Ltd or other equivalent authority responsible for the supply of electricity, water and any other services supplied and used in the Building increasing the charges therefore, the Tenant shall pay to the Landlord a proportionate part of the increased cost thereof, such cost to be calculated by the Landlord and notified to the Tenant by a statement in writing which statement shall be accepted by the Tenant as conclusive and binding of the matters therein.

       3.4 To install at its own cost and expense all telephones and teleprinters as the Tenant may require in such manner that the wires shall not run across the floor or ceiling or along the walls of the Demised Premises so as to be visible in the Demised Premises but shall be concealed and if running along the floor shall be concealed in the respective ducts in the under floor trucking provided by the Landlord for the purpose and all such works shall be carried out by workmen of or engaged by the Singapore Telecommunications Limited or such other appropriate authority, or in the absence of such workmen, by a contractor nominated by the Landlord.

       3.5 That before the Tenant applies to the Singapore Telecommunications Limited or other appropriate authority for the installation of telephones and/or teleprinters it shall submit for the approval of the Landlord or its engineer a plan showing where the telephones and/or successors are required by the Tenant other than those already provided by the Landlord, the Landlord shall install such under floor trucking and/or accessories are required by the Tenant other those already provided by the Landlord, the Landlord shall install such under floor trunking and/or accessories and the Tenant shall bear the cost of such installation and that no wires shall be installed within the duct intended for the carriage of telephone wires other than those installed by the said Singapore Telecommunications Limited or other appropriate authority.

       3.6    The Tenant shall carry out at its own expense the following works

              3.6.1  Portioning within the Demised Premises.

              3.6.2  All mechanical and electrical engineering works including:-

                     (a) Installation of all necessary electrical wiring, Conduits, etc. for additional power points, light Fittings and all other ceiling fixtures and fittings Etc., apart from those originally supplied and installed by the Landlord.

                     (b) All alteration works relating to the existing ceiling fixtures and fittings for lighting, air-conditioning and fire protection devices etc., originally supplied and installed by the Landlord.

                     (c) All mechanical works of any kind whatsoever including installation of water and other pipes, apparatus, fittings, fixtures and (where water is to be supplied to the Demised Premises) all necessary plumbing.

              3.6.3 Provision of other approved floor and/or wall covering or finishes of whatever kind within the Demised Premises.

              3.6.4 Provisions of window curtains or blinds, if required, of the type, quality and co lour to be approved by the Landlord for purposes of maintaining uniformity to the window facade of the Building.

       3.7 To use for carrying out the works mentioned in Clause 3.7 hereof (hereinafter called "the said works") materials of such standard as to type, quality, co lour and size as the Landlord, its architect engineer or consultant shall approve and cause the said works to be carried out in the Demised Premises in accordance with plans and specifications that shall have received the prior written approval of the Landlord, its architect engineer or consultant and the relevant governmental and/or statutory authorities. The said works shall only be effected: -

              3.7.1 In the case of any mechanical, electrical, plumbing or air-conditioning works or installations, including installation of wiring, conduits, ducts, vents, pipes, appliances, apparatus, fixtures and fittings, by a nominated contractor of the Landlord appointed by the Tenant;

              3.7.2 In all other cases by a contractor appointed by the Tenant and approved by the Landlord, and in accordance with approved plans and specifications and under the supervision of an architect or engineer appointed by the Landlord and the completion thereof shall be subject to approval by the Landlord, its architect engineer or consultant and the Tenant shall not make any additions, alterations or renovations to the said works after completion thereof except with the prior approval in writing of the Landlord, such approval not to be unreasonably withheld. The fees of any architect, engineer or other consultant employed by the Landlord for the purpose of considering, approving and supervising the plans, specifications, materials and all works carried out by the Tenant and all other costs, charges and expenses incurred by the Landlord in connection therewith shall be borne by the Tenant and paid by the

                     Tenant to the Landlord on demand. No delay in carrying out and completing all or any of the said works (including installation of the telephones and teleprinters) in or at the Demised Premises, whether caused by any governmental and/or statutory authorities or otherwise, shall be a ground for postponing the commencement of the term of the said Agreement or relieve in any way the Tenant from the performance and observance of the covenants, conditions, stipulations or agreements herein contained and on its part to be performed and observed.

       3.8 Not to make or permit to be made any alterations in or additions to the Demised Premises or any part thereof or the Landlord's fixture, fittings and decorations therein and in particular not to make or permit to be made any such alterations or additions that will prevent the full and unrestricted use and benefit of the air-conditioning system to portions of the Building adjoining the Demised Premises without having first obtained the written license and consent of the Landlord, such consent not to be unreasonably withheld, and in the event of such license and consent being given to carry out at the Tenant's own expense such alterations or additions with such materials and in such manner and at such time as shall be designated by the Landlord and upon the determination of the term hereby created if requested by the Landlord the Tenant shall remove all such alterations in or additions to the Demised Premises whether constructed by the Tenant or by any previous tenants so as to restore the Demised Premises to their original state and condition at the expense of the Tenant.

       3.9 To keep the interior of the Demised Premises including the flooring and interior plaster or other surface material or rendering on walls and ceilings and the Landlord's fixtures therein including doors, windows, glass, locks, fastenings, electric wires and installations and fittings for light and power in a clean and good state of tenantable repair and condition (fair wear and tear excepted) and to make good to the satisfaction of the Landlord any damage to the same howsoever caused.

       3.10 Not to employ or continue to employ in or about the Demised Premises any cleaners other than the cleaning contractor or contractors authorized by the Landlord to carry out the cleaning work in the Building. Any cleaners so employed by the Tenant for the purpose of cleaning the Demised Premises shall be at the sole expense and responsibility of the Tenant and the Landlord shall not be liable or responsible in any way for their acts or omissions.

       3.11 Not to allow the person or persons for the time being having the contract for the cleaning of the Building and his or their servants, workmen, employees, agents, contractors and sub-contractors, free ingress and egress to the Demised Premises for the purpose of cleaning the exterior of the windows thereof during the business hours.

       3.12 Without prejudice to the provisions of Clause 3.10 hereof, forthwith to give notice to the Landlord or its building supervisor of any damage that may occur to the Demised Premises and of any accident to or defects in the water pipes, electrical wiring, air-conditioning ducts or any other fittings, fixtures or other facility provided by the Landlord.

       3.13 To permit the Landlord and its duly authorized agents with or without workmen and others and with or without appliances at all times (by prior appointment except in case of emergency or in case the Tenant cannot be contacted) to enter upon the Demised Premises to examine the state and condition thereof and to do such works and things as may be required for any repairs, alterations or improvements to the Demised Premises or any other part or parts of the Building and forthwith to repair, mend and make good in a proper and workmanlike manner any defects for which the Tenant is liable and of which written notice shall be given to the Tenant or left on the Demised Premises and to pay the Landlord's reasonable costs of the examination or otherwise in respect of the preparation of any such notice, and if the Tenant shall not within fourteen (14) days after the date of such notice proceed diligently with the execution of such repairs of works, then the Landlord may enter upon the Demised Premises and execute such repairs or works and the cost thereof (which shall include the cost of the Landlord's representatives in supervising such repairs or works at the rate of $50/- per man/hour or the prevailing market rate, whichever shall be the higher) shall be a debt due from the Tenant to the Landlord and recoverable forthwith as such.

       3.14 At all times to use and occupy the Demised Premises strictly as and for an office in connection with the business of the Tenant and not to leave the Demised Premises vacant and/or unoccupied for any period exceeding seven (7) days and to keep all doors and other means of access to the Demised Premises securely fastened when the Demised Premises are left unoccupied.

       3.15 Not to store or bring jupon the Demised Premises or any part thereof arms, ammunition or unlawful goods, gun-powders, saltpeter, chemicals, petrol, kerosene, gas or any goods or things which in the opinion of the Landlord are of an obnoxious, dangerous or hazardous nature or any explosive or combustible substance and not to place or leave in the entrance of stairways, passages or corridors, lobbies or other common parts of the Building ant boxes or rubbish or otherwise encumber the same PROVIDED ALWAYS that if combustible or inflammable materials are stored in the Demised Premises or any part thereof with the consent in writing of the Landlord any increase in the premises for fire or other insurance as may have been taken out by the Landlord shall be borne by the Tenant.

       3.16 Not to use the Demised Premises or any part thereof for any unlawful or immoral purpose and not to do or permit to be done any act or thing which may be or become a nuisance to or give cause for reasonable complaint from the occupants of adjoining premises or of other parts of the Building or of other buildings adjoining the building.

       3.17 Not without the prior written consent of the Landlord to permit the vendors of food or drink or the servants or agents of such vendors to bring to or onto the Demised Premises or any part thereof or onto the Building or any part thereof food or drink for consumption by the occupiers or others in the Demised Premises save and except in the case of the contractor appointed by the Landlord to provide a food and drink service for the occupiers of the Building.

       3.18 Not to use the Demised Premises or any part thereof or permit the same to be used as a laboratory or as a workshop or for the cooking or the preparation of storage of food nor to permit or suffer anyone to sleep or reside therein, and to ensure that all doors of the Demised Premises are securely fastened and locked at all times when the Demised Premises are not occupied or remain unattended.

       3.19 Not to permit or cause to be permitted the placing or parking of bicycles, motor cycles or scooters, trolleys and other wheeled vehicles and/or the stocking or storage or littering of goods or things in the common parts of the building, the corridors, passageways, pavements and the car-parking areas and to keep all such internal and external parts of the Building clear and free of all obstruction at all times.

       3.20 Not to permit or cause to be permitted the placing or parking of bicycles, motor cycles or scooters, trolleys and other wheeled vehicles and/or the stocking or storage or littering of goods or things in the common parts of the Building, the corridors, passageways, pavements and the car-parking areas and to keep all such internal and external parts of the Building clear and free of all obstruction at all times.

       3.21 Not to permit or carry on any auction sale upon the Demised Premises of any part of the Building.

       3.22 Not to place or take into the passenger lifts any baggage, furniture, parcels, sacks, gags, heavy articles or other goods or other merchandise without the prior approval of the Landlord save only such light articles as brief-cases, attache cases and handbags.

       3.23 Not to bring or allow to be brought onto the Demised Premises or any parts of the Building used in common with the Landlord and other tenants any machines or machinery save and except typewriters and such other auxiliary office equipment as are required for the purposes of the Tenant's office and not at any time too load or permit or suffer to be loaded on any part of the floors of the Building or the Demised Premises to a weight greater than fifty (50) pounds per square foot and shall when required by the Landlord distribute the load on any part of the floor of the Demised Premises in accordance with the directions and requirements of the Landlord and in the interpretation and application of the provisions of this Clause relating to loading the decision of the Surveyor, Architect or Engineer of the Landlord shall be final and binding upon the Tenant.

       3.24 Not to affix, paint, or otherwise exhibit or permit to be affixed, painted or otherwise exhibited to or upon any part or on the exterior of the Demised Premises or on the windows or doors thereof or in or about any part of the building without the prior written consent of the Landlord any signboard, announcement, placard, poster, advertisement, nameplate, flag, flagstaff, or other notices whatsoever save and except the Tenant's nameplate or signboard of a size form and character as hall be approved in writing by the Landlord, such consent not to be unreasonably withheld. The costs for making such nameplate or signboard shall be borne by the Tenant and placed at a spot to be indicated to the Landlord.

       3.25 To keep the windows of the Demised Premises closed at all times and not to erect or install any sign, device, furnishing, ornament or object which is visible from the street or from any other building and which, in the opinion of the Landlord, is incongruous or unsightly or may detract from the general appearance of the Building.

       3.26 To install and maintain at its own cost and expense for the windows of the Demised Premises curtains (if any) of the type, quality and co lour approved by the Landlord.

       3.27 To ensure that the decor and design of the exterior of the Demised Premises are in accordance with plans and specifications previously submitted to and approved by the Landlord, and not to make any changes to such external parts without the prior written consent of the Landlord. Any unauthorized changes shall be removed by the Tenant forthwith on demand and if not so removed may be removed by the Landlord and the cost of such removal and of making good the Demised Premises as a consequence of such removal shall be borne and paid by the tenant.

       3.28 Not to assign underlet or otherwise part with the actual or legal possession or the use of the Demised Premises or any part thereof for any term whatsoever (whether by way of sub-letting, licensing, lending, sharing, or any other means) whereby any person or persons not a party to this Agreement shall obtain the use of possession of the Demised Premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession.

       3.29 Not to do or permit or suffer to be done anything whereby the policy or policies of insurance on the Building against loss or damage by fire or other risks on the Building for the time being subsisting may become void or void able or whereby the rate of premium hereof may be increased and to make good all damage suffered by the landlord by way of increased premiums and all expenses incurred by the Landlord in or about any renewal of such policy or policies rendered necessary by a breach or non-observance of this covenant.

       3.30   To indemnify and keep indemnify the landlord from and against:

              3.30.1 All claims, demands, writs, summonses, actions, suits, proceedings, judgment, orders, decrees, damages, costs, loses and expenses of any nature whatsoever which the Landlord may suffer or incur in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Demised Premises or the use of the Demised Premises or any part thereof by the Tenant or by any of the Tenant's employees, independent contractors, agents, invitees or licensees:

              3.30.2 All loss and damage to the Demised premises, the building and to all property therein caused directly or indirectly by the tenant or the tenant's employees, independent contractors, agents, invitees or licensees and in particular but without limiting the generality of the foregoing caused directly or indirectly by the use or misuse, waste or abuse of water, or electricity or faulty fittings or fixtures of the tenant.

       3.31 At the times during the said term and during the said term and during any period of holding over to keep current:

              3.31.1. public liability insurance policy (which shall be taken out for an amount deemed appropriate by the Tenant and with an insurance company by the Landlord) in respect of the Demised Premises;

              3.31.2 an insurance policy, which shall be taken out for an amount and with an insurance company as aforesaid on internal partitions and all goods belonging to or held in, trust by the Tenant in the Demised Premises against loss or damaged by fire:

              3.31.3 and to produce to the Landlord on demand the policies referred to above as well as the receipts for payment of premium in respect thereof and at all times during the said term hereby created to comply with promptly and at the Tenant's expense all such requirements as may be imposed on the occupier of the Demised Premises by any statute now or hereafter in force and any orders, rules, regulations, requirements and notices hereunder.

              3.31.4 Should the tenant receive any notice from Government or any statutory, public or municipal authority with respect to the Demised Premises to give notice thereof forthwith in writing to the Landlord.

              3.31.5 to observe and perform and to cause all its employees, independent contractors, agents, invitees and licensees to observe and perform all the rules and regulations made by the Landlord from time to time under clause 5. 5.5 hereof provided always that the Landlord shall not be liable to the Tenant in any way for violation of the rules and regulations by any persons including other tenants of the building or the employees, independent contactors, agents, visitors, invitees or licensee thereof.

              3.31.6 At the expiration or sooner determination by the landlord of the term hereby created (unless renewed in terms of clause 5.11 hereof) to yield up the demised premises with the fixtures thereto (other than such Tenant's trade fixtures as shall belong to the Tenant), unless required by the landlord to be removed, in good and tenantable repair and condition (fair wear and tear excepted) to the Landlord together with the keys (whether supplied by the landlord or otherwise) to the demised premises and all doors therein, and if so required by the landlord, to remove all letterings, internal partitions, fixtures and installations of the tenant or any part thereof, as are specified by the landlord, from the demised premises and to reinstate all air-conditioning installations or other electrical installations to their original state to the satisfaction of the landlord, its architect, engineer or consultant. Such removal and/or reinstatement shall be carried out:

                     (a) In the case of any m mechanical, electrical, plumbing or air-conditioning works or installations (as described in clause 3.8.1 hereof), by a nominated contractor of the landlord appointed by the tenant;

                     (b) and in all other cases, by a contractor appointed by the tenant and approved by the landlord; under the supervision of the landlord's architect, engineer or consultant and the tenant shall pay for all fees and expenses of such architect, engineer or consultant. All damage done to the Demised Premises by such removal shall be made good by the tenant on or prior to the expiration of the term hereby created and if the tenant shall fail to do so the landlord may make good all such damage. The tenant shall pay all costs incurred by the landlord in such removal or disposal or in making good such damage to the landlord within seven (7) days of the landlord notifying the tenant of the amount thereof.

       3.32 If the tenant purports to yield up the demised premises without fulfilling its obligations as contained in clause 3.35.1, the landlord shall be entitled to insist on its full compliance or may reinstate the demised premises to its original state of the tenant's costs, but nothing herein contained shall mean that it is obligatory on the landlord to reinstate of the demised premises as aforesaid, the obligation to do so always being on the tenant at its expense. Upon the expiration or sooner determination of this lease, if the Tenant purports to vacate or yield up the demised premises without reinstating the same, the landlord shall be entitled to recover from the tenant for such period until the tenant has reinstated the demised premises to the landlord's satisfaction or if the landlord exercises the option to reinstate the demised premises, such rents and other amounts which the landlord w2ould have entitled to receive from the tenant had the period for the reinstatement effected by the tenant or landlord (as the case may be) been added to the term of this lease hereby created (hereinafter called "default rent"). The landlord shall be entitled to deduct the cost of reinstatement and the default rent from the rent deposit without prejudice to the landlord's rights to recover from the tenant the shortfall in respect thereof.

              3.33.1 The landlord's rights to recover the cost of reinstatement and the default rent as provided in clause (2) shall not in any way prejudice, impair or affect any other remedies to which the landlord may be entitled against the tenant for any loss or damage incurred by the landlord as a result of the tenant's failure to yield up the demised premises duly reinstated to its original condition on the date of expiration or sooner determination of this lease.

       3.34 To decorate the demised premises to the satisfaction of the landlord's architect, engineer or consultant for the time being immediately prior to the expiration or sooner determination by the landlord of the term hereby created, and if the tenant shall fail to redecorate the demised premises as aforesaid the landlord may decorate the demised premises and recover from the tenant had the period within such redecoration is effected by the landlord been added to the term of this agreement provided that in the event the period of redecoration and the period reinstatement as provided in clause (2) hereof shall coincide, the landlord shall be entitled to receive rents and such other amounts until the reinstatement or redecoration has been completed, whichever is the later. For the purposes hereof the term "redecorate" shall include the washing of the whole of the interior of the demised premises, the painting with two coats of oil paint or emulsion paint or other appropriate treatment of all the internal parts of the demised premises previously so treated respectively, and also the replacing of all ceiling and floor tiles which is the opinion of the landlord's architect, engineer or consultant for the time being are worn out or damaged and in need of replacement. Provided always that in the event the term hereby granted shall be renewed pursuant to clause
              5.11 hereof, the tenant shall not be obliged to redecorate the demised premises until prior to the expiration of the renewed term.

       3.35 To pay all legal fees (including the landlord's solicitors' charges on a solicitor and client basis), stamp duty and all other disbursements and out-of-pocket expenses incurred in the preparation and completion of this Agreement, and in connection with any surrender or other termination thereof otherwise than by defluxion of time or with any claim or legal proceedings which may be brought by the landlord against the tenant in connection with or arising out of this agreement.

       3.36 The tenant hereby agrees that the landlord or the landlord's agent shall be entitled to bring prospective purchasers of the demised premises to view the same by prior appointment. The tenant further agrees that in the event the landlord sells the demised premises the landlord shall be entitled to transfer the deposit paid by the tenant to the purchaser of the demised premises and jupon the transfer of the deposit, the tenant shall have no further claims whatsoever against the landlord in respect of the same and the landlord's obligation to repay the same to the tenant shall be deemed to be discharged.

4. The landlord hereby covenants with the tenant as follows (but subject always to the provisions of classes 5.10 hereof):

       4.1 To keep the roof and the main drains and pipes all external walls and all common parts of the building including entrances, car parks, staircases, pavements, landings, corridors, and passages, lavatories and all sewers, soil, pipes, sanitary apparatus, pipes, wires, and cables and supply lines and all apparatus equipment plant and machinery serving the passenger lifts and air conditioning system in good and tenantable condition and repair (fair wear and tear and damage by fire excepted) including the repairing and decorating of the Building, or any part thereof at such times and in such manner as the Landlord shall in its absolute discretion consider such to be necessary.

       4.2    To provide:

              4.2.1 Air conditioning services during the hours of 8:30 am to 5:00pm on weekdays and 8:30am to 1:00pm on Saturdays (Sundays and Gazette Public Holidays excepted) PROVIDED ALWAYS that such services may at the request of the Tenant be extended by the Landlord (but without any obligation to do so) beyond the hours hereinbefore defined and in such an event the Tenant shall bear and pay to the Landlord on demand the additional costs and expenses to be determined by the Landlord for such extension;

              4.2.2 Lift services, available for use by the Tenant and the Tenant's employees an visitors, between the hours of 8:00 am to 6:00 pm on weekdays and 8:00am to 3:00 on Saturdays (Sundays and Gazette Public Holidays excepted) PROVIDED ALWAYS that at all other times the Landlord will endeavor to keep one or more lifts in operation but nothing contained herein shall impose on the Landlord any obligation to do so;

              4.2.3 Electricity for the lighting of the passages, corridors, staircases, water-closets and other common part of the Building;

              4.2.4 Water for the common water closets and toilet facilities in the building.

       4.3 To employ a watchman or watchmen for the protection at night of the Building and the premises therein (but not so as to render the Landlord liable for any loss sustained by the Tenant through the neglect, default, negligence or misconduct of such watchman or watchmen).

       4.4 Subject to Clause 3.3 hereof to pay all present and future rates, taxes, assessments and outgoings imposed upon part thereof save and except such as are herein agreed to be paid by the Tenant.

       4.5 To insure and keep insured the Building (excluding fittings and fixtures installed by the Tenant) against damage by fire and such other risks as the Landlord may deem fit.

       4.6 That the Tenant paying the rent and service charge hereby reserved and performing and observing the several covenants herein contained and on its part to be performed and observed shall peaceably hold and enjoy the Demised Premises without any interruption from the Landlord or any person rightfully claiming under or in trust for it.

5.     PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLRARED as follows:

       5.1 If the rent and/or service charge or any other sums payable under this Agreement (or any part of such rent service charge or sums shall at any time be unpaid for twenty-one days after the same shall have become due (whether formally demanded or not) or if any covenant on the Tenant's part herein contained shall not be performed or observed or if the Tenant (being a company) shall go into liquidation whether voluntarily (save for the purpose of amalgamation or re-construction) or compulsory or a receiver shall be appointed of any part of its undertaking, property or assets, or (being an individual) shall have a receiving order or an adjudicating order made against him or if the Tenant shall make any arrangement with its creditors for settlement of its debts by composition or otherwise or if any execution of attachment shall be levied upon or issued against any of the property or assets of the Tenant and shall not be paid off or discharged within five (5) days thereof, than and in any of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon the term hereby created shall forthwith and absolutely cease and determine but without prejudice to the right of action of the Landlord in respect of any arrears of rent and/or service charge or other sums due or of any antecedent breach of the Tenants' covenant herein contained. The Landlord shall not be a liable or responsible for any loss or of damage to the Tenant's fixture furnishings equipment or other belonging whatsoever caused by or arising from the Landlords' re-enter of the Demised Premises and its possession thereof after such re-entry.

       5.2 In addition and without prejudice to any other right, power or remedy of the Landlord if the rent and/or service charge hereby reserved or any other sums payable under this Agreement (or any part of such rent service charge or sums) shall at any time remain unpaid for fourteen (14) days after the same shall have become due (whether any formal or legal demand therefore shall have been made or not) then the Tenant shall pay to the Landlord interest thereon at the rate of twelve per cent (12%) per annum. The Landlord shall be entitled to recover such interest from the Tenant as if such interest were rent in arrears.

       5.3 The Landlord shall in all cases have the power to prescribe the weight and proper position of all iron or steel safes and other heavy machinery and equipment, articles or goods whatsoever in the Demised Premises and any or all damage caused to the Building or any part thereof by the Tenant or anyone on its behalf by taking in or moving out any safe, items of machinery and equipment, furniture, goods or other articles or during the time such are in the Building shall be made good by the Tenant or if the Landlord at the sole expense of the Tenant. The Tenant shall compensate the Landlord for any such damage suffered by the Landlord.

       5.4 The Landlord shall so far as practicable keep the main doors of the Building open so as to provide the Tenant's employees and visitors uninterrupted access subject always to the closure of the main doors of the Building at such times as the Landlord in its own discretion shall think fit as may be promulgated in the rules and regulations in respect of the maintenance and administration of the Building more particularly referred to in Clause 5.5 hereunder.

       5.5 The Landlord shall have the right at any time and from time to time to make, add to, amend, cancel or suspend such rules and regulations in respect of the Building as in the judgment of the Landlord may from time to time be required for the management, safety, care or cleanliness of the Building or for the preservation of good order therein or for the convenience of the Tenants and all such rules and regulations shall bind the Tenant upon and from the date on which notice in writing thereof is given to it by the Landlord. If there shall be any inconsistency between the provisions of this Agreement and the provisions of such rules and regulations then the provisions of this Agreement shall prevail.

       5.6 That if the Demised Premises or any part thereof shall be damaged or destroyed by fire, so as to render the Demised Premises unfit for occupation and use (except where such damage or destruction has been caused by the act or default of the Tenant, its servants, independent contractors, agents, visitors, invitees, or licensees) the rent and service charge herby covenanted to be paid or a fair and just proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Demised Premises shall again be rendered fit for occupation and use, and any dispute concerning this Clause shall be determined by a single arbitrator to be appointed by the President for the time being of the Singapore Institute of Surveyors and Valuers in accordance with the Arbitration Act (Cap.16) or any statutory modification or re-enactment thereof for the time being in force, PROVIDED ALWAYS that the Landlord may in its absolute discretion decide that the Demised Premises are so badly damaged that it will demolish and/or rebuild the Demised Premises instead of repairing the same and in any such event the Landlord may within ninety (90) days after such damage has been sustained give notice to the Tenant in writing of its decision and thereupon this Agreement shall terminate and the Tenant shall )if still in occupation ) vacate the Demised Premises without compensation from the Landlord

       5.7 No condoning, excusing or overlooking by the Landlord of any default, breach or non observance, or non-performance by the Tenant at any time or times of any of the Tenant's obligations herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing, or subsequent, default, breach or non-observance, or so as to defeat or affect in any way the rights of the Landlord herein in respect of any such continuing or subsequent default breach or non-observance or nonperformance and no waiver by the Landlord shall be inferred from or implied by anything done or admitted by the Landlord unless expressed in writing and singed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way operate as a waiver or release of any provisions hereof, nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in future, unless expressly so extended.

       5.8 The Landlord shall not be liable or in any way responsible to the Tenant or to any of the Tenant's employee, independent contractors, agents, invitees or licensees or to any other person for any injury, loss or damage which may be suffered or sustained to any property or by any person in the Building or on the land on which the Building is erected howsoever occurring.

       5.9 Any notice or other documents or writing required to be served, delivered or given under this Agreement by one party to the other party shall be in writing and shall be sufficiently served if sent by registered post to the last known address of the other party. Any notice shall be deemed to be received by the other party within twenty four (24) hours of posting.

       5.10 Notwithstanding anything herein contained, the Landlord shall not be liable to the Tenant nor shall the Tenant have any claim against the Landlord in respect of

              5.10.1 Any failure or inability of or delay by the Landlord in fulfilling any of its obligations under this Agreement or any interruption in any of the services hereinbefore mentioned by reason of necessary repair or maintenance of any installations or apparatus or damage thereto or destruction thereof or by reason of any circumstances beyond the Landlord's control (including but not limited to fire, flood, escape of water, riot, civil commotion, curfew, emergency, shortage of manpower, fuel, materials, electricity, or water, labor disputes). Without prejudice to the generality of the foregoing, the Landlord may reduce or curtail the nature and extent of the services hereinbefore mentioned in compliance with any enactment regulation decree or administrative direction from any governmental department or authority or statutory board;

              5.10.2 Any act, omission, default, misconduct or negligence of any porter, attendant or other servant or employee, independent contractor or agent of the Landlord in or about the performance or purported performance of any duty relating to the provision of the said services or any of them;

              5.10.3 Any damage, injury or loss arisen out of the leakage of the piping, wiring, and sprinkler system in eh Building and/or the structure of the building or from whatsoever cause.

       5.11 The Landlord shall at the written request of the Tenant made not less than six (6) months and not more than seven (7) months before the expiration of the term herby created and provided the Tenant shall have strictly and faithfully performed and observed all and singular the several stipulations herein contained and on its part to be performed and observed up to the termination of the Agreement hereby created, the Landlord shall at the Tenant's expense grant to the Tenant a further tenancy of the Demised Premises for a period of Three (3) years at a rental or rentals and upon terms and conditions to be agreed.

       5.12 In the event of the Tenant failing to exercise its option or the parties failing to agree upon the terms of the new tenancy as aforesaid the Landlord shall be entitled to exhibit outside the Demised Premises or on the doors thereof a notice stating the that Demised Premises are to be vacant and for letting and the Tenant shall permit all prospective tenants of the Demised Premises accompanied by a representative of the Landlord free ingress to and egress from the Demised Premises for the purpose of viewing the Demised Premises.

       5.13 The Landlord shall not be bound by any oral representations or promises with respect to the Building and its appurtenances or in respect of the Demised Premises, except as expressly set forth in this Agreement with the object and intention that that while of the agreement between the Landlord and the Tenant shall be set forth herein, and shall in no way be modified any oral discussions which may have preceded the signing of this Agreement. The Landlord does not expressly or impliedly warrant that the Demised Premises are now or will remain suitable or adequate for all or any of the purposes of the Tenant and all warranties (if any) as to suitability and adequateness of the Demised Premises implied by law are hereby expressly negative.

       5.14 The area of the Demised Premises as stated in Schedule hereto is only an estimate and there shall be no adjustment in the rent and/or service charge if upon the measurement the actual area shall differ from the stated area.

       5.15 Notwithstanding anything hereinbefore contained, the obligations of the Tenant under this Agreement shall survive the determination of this Agreement whether by the efflux ion of time or otherwise to the extent that the Tenant prior to such determination shall not have fulfilled such obligations.

       5.16 In the interpretation of this Agreement, except to the extent that such interpretation shall be excluded by or be repugnant to the context when used herein:

              5.16.1 "the Landlord" shall include the successors and assigns of
                     "CDL LAND PTE LTD";

              5.16.2 "the Tenant" shall include, if the Tenant is an individual, his personal representative, and permitted assigns, or if the Tenant is a company, its permitted assigns and successors in title;

              5.16.3 "person" shall be deemed to include a corporation;

              5.16.4 words importing the singular or plural number shall be deemed to include the plural or singular number respectively and words importing the masculine gender only shall include the feminine or nature gender and vice versa as the case may require; and

              5.16.5 where two or more persons are include din the term" the
                     Tenant" all covenants, agreements, terms, conditions and restrictions shall be binding on them jointly and each of them severally and shall also be binding on their personal representatives and permitted assigns respectively jointly and severally.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first above written.


THE SCHEDULE ABOVE REFERRED TO

ALL that the premises on the 22th story of the Building known as No.1 Shenton Way, situated at NO. 1 Shenton Way, Singapore 068803, numbered or to be numbered Units #22-06/09 and containing an area of 4,186 square feet which said premises are for purposes of identification only more particularly described and edged red on the plan annexed hereto.

SIGNED BY

For and on behalf of the LANDLORD
In the presence of

Jean Koh
Assistant Manager

/s/: SIGNED BY

For and on behalf of the TENANT